UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 1, 2012

SL Green Realty Corp.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Maryland	1-13199	13-3956775
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

SL Green Operating Partnership, L.P.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	33-167793-02	13-3960398
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue
New York, New York		10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)		(ZIP CODE)

(212) 594-2700

(REGISTRANTS’ TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                                             Unregistered Sale of Equity Securities.

On June 1, 2012, SL Green Realty Corp.’s (“the Company”) operating partnership, SL Green Operating Partnership, L.P. (the “Operating Partnership”), issued 438,517 units of limited partnership interest (the “Partnership Units”) to 304 Park Avenue South Limited Liability Company (“304 PAS”) in exchange for the assignment of certain ownership interests in a commercial real estate property to an affiliate of the Company pursuant to a Contribution Agreement, dated April 27, 2012, among 304 PAS, 304 PAS Owner LLC and the Company.  The Partnership Units were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.  The Operating Partnership may satisfy redemption requests for such Partnership Units with shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), on a one-for-one basis, pursuant to the Operating Partnership’s First Amended and Restated Agreement of Limited Partnership, as amended to the date hereof.

Item 8.01.                                          Other Events.

Pursuant to a registration rights agreement entered into with the Company, 304 PAS is registering the resale of up to 438,517 shares of Common Stock, which may be issuable upon redemption of the Partnership Units under the Company’s registration statement on Form S-3 (File No. 333-163914), as supplemented by the prospectus supplement filed June 1, 2012 (the “Prospectus Supplement”) with the Securities and Exchange Commission.

Attached hereto, and incorporated by reference to the Prospectus Supplement is the opinion of Ballard Spahr LLP relating to the validity of the securities offered by the Prospectus Supplement.

Item 9.01.                                          Financial Statements and Exhibits.

(d)           Exhibits

5              Opinion of Ballard Spahr LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

/s/ James Mead
James Mead
Chief Financial Officer

SL GREEN OPERATING PARTNERSHIP, L.P.
By:	SL Green Realty Corp., its general partner

/s/ James Mead
James Mead
Chief Financial Officer

Date: June 1, 2012